News Release

Media Contact: Catherine Butler
24-Hour: 800.559.3853

Analysts: Mike Callahan
Office: 704.382.0459

Nov. 3, 2017

Duke Energy reports third quarter 2017 financial results

▪
Third quarter 2017 GAAP reported diluted earnings per share (EPS) was $1.36 compared to $1.70 in 2016; adjusted diluted EPS was $1.59 for the third quarter of 2017 compared to $1.68 for the third quarter of 2016

▪	Company restores power in just over a week to nearly 1.5 million customers impacted by Hurricane Irma

▪	Constructive regulatory settlement approved in Duke Energy Florida paving the way for grid modernization and significant investments in solar energy

▪	Company narrows its 2017 adjusted diluted earnings guidance range to $4.50 to $4.60 per share, and reaffirms long-term earnings growth expectation of 4 to 6 percent off original 2017 midpoint of $4.60
CHARLOTTE, N.C. - Duke Energy today announced third quarter 2017 reported diluted EPS, prepared in accordance with Generally Accepted Accounting Principles (GAAP) of $1.36, compared to $1.70 for the third quarter of 2016. Duke Energy's third quarter 2017 adjusted diluted EPS was $1.59, compared to $1.68 for the third quarter of 2016.
Adjusted diluted EPS excludes the impact of certain items included in GAAP reported diluted EPS. Amounts excluded from adjusted diluted EPS in the third quarter 2017 are an impairment charge related to the canceled Levy nuclear project based on a Florida settlement agreement, Commercial Renewables impairments and costs to achieve the Piedmont Natural Gas merger.
Adjusted diluted EPS for the third quarter of 2017 was lower than the prior year, primarily due to less favorable weather and the absence of earnings from International Energy. Partially offsetting these drivers were lower income tax expense, higher retail revenues from increased pricing and riders and ongoing cost management efforts.
Based upon the results through the third quarter, the company is narrowing its 2017 adjusted diluted earnings guidance range to $4.50 to $4.60 per share.
“The hallmark of this quarter was resilience. In the face of unfavorable weather and the destructive force of Hurricane Irma, we continued to deliver on our financial commitments for the year through focused cost control,” said Lynn Good, Duke Energy chairman, president and CEO. “Hurricane Irma was a devastating storm, but our employees responded admirably, restoring power in just over a week to more than 1.5 million Florida and Carolinas customers.

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“The third quarter was also marked by strong execution of our strategic initiatives. Building upon our constructive relationships with our stakeholders, the approved settlement agreement in Florida allows the company to advance our investments in grid modernization and cleaner generation. We also received the FERC certificate for the Atlantic Coast Pipeline, an important milestone for the project, and we look forward to beginning construction later this year.”
Business segment results
In addition to the following summary of third quarter 2017 business segment performance, comprehensive tables with detailed earnings per share drivers for the quarter and the year-to-date, compared to prior year, are provided on pages 19 and 20.
The discussion below of the third quarter results includes both GAAP segment income and adjusted segment income, which is a non-GAAP financial measure. The tables on pages 9 through 12 present a reconciliation of GAAP reported results to adjusted results.
Due to the Piedmont acquisition and the sale of International Energy in the fourth quarter of 2016, Duke Energy's segment structure has been realigned to include the following segments: Electric Utilities and Infrastructure, Gas Utilities and Infrastructure and Commercial Renewables. The remainder of Duke Energy’s operations is presented as Other. Other now includes the results of National Methanol Company (NMC), previously included in the International Energy segment. Prior periods have been recast to conform to the current segment structure.
Electric Utilities and Infrastructure
On a reported basis, Electric Utilities and Infrastructure recognized third quarter 2017 segment income of $1,020 million, compared to segment income of $1,189 million in the third quarter of 2016. In addition to the drivers outlined below, third quarter 2017 quarterly results were impacted by an $84 million after-tax impairment charge related to the Florida settlement agreement. This charge was treated as a special item and therefore excluded from adjusted earnings.
On an adjusted basis, Electric Utilities and Infrastructure recognized third quarter 2017 adjusted segment income of $1,104 million, compared to adjusted segment income of $1,189 million in the third quarter of 2016, a decrease of $0.12 per share, excluding share dilution of $0.02 per share.
Lower quarterly results at Electric Utilities and Infrastructure were primarily driven by less favorable weather ($-0.14 per share), including the lost revenue associated with Hurricane Irma, and higher depreciation and amortization expense (-$0.02 per share). These unfavorable drivers were partially offset by increased pricing and riders (+$0.04 per share) and lower operations and maintenance expense (+$0.01 per share), which includes storm costs associated with Hurricane Irma (-$0.03 per share).

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Gas Utilities and Infrastructure
On a reported and adjusted basis, Gas Utilities and Infrastructure recognized third quarter segment income of $19 million, compared to $15 million in the third quarter of 2016, an increase of $0.01 per share.
Higher quarterly results at Gas Utilities and Infrastructure were driven by higher earnings from investments in the Atlantic Coast Pipeline (+$0.01 per share).
Commercial Renewables
On a reported basis, Commercial Renewables recognized a third quarter 2017 segment loss of $49 million, compared to a segment loss of $24 million in the third quarter of 2016. In addition to the drivers outlined below, quarterly results were impacted by impairment charges associated with certain renewables investments. These charges were treated as special items and therefore excluded from adjusted earnings.
On an adjusted basis, Commercial Renewables recognized third quarter 2017 segment income of $7 million, compared to $21 million in the third quarter of 2016, a decrease of $0.02 per share primarily due to lower investment tax credits (ITCs) within the solar portfolio (-$0.01 per share) and higher interest expense (-$0.01 per share).
Other
Other primarily includes corporate interest expense not allocated to the business units, results from Duke Energy’s captive insurance company, and other investments including NMC, an equity method investment.
On a reported basis, Other recognized third quarter 2017 net expense of $34 million, compared to net expense of $181 million in the third quarter of 2016. In addition to the drivers outlined below, quarterly results were impacted by costs to achieve mergers. These charges are treated as a special item and, therefore, excluded from adjusted earnings.
On an adjusted basis, Other recognized third quarter 2017 adjusted net expense of $20 million, compared to adjusted net expense of $117 million in the third quarter of 2016, an increase of $0.14 per share. Higher quarterly results at Other were driven by lower income tax expense primarily due to unfavorable tax adjustments in the prior year (+$0.07 per share), favorable tax planning (+$0.03 per share), a favorable litigation settlement (+$0.02 per share), and lower claims at the captive insurer (+$0.01 per share). These positive drivers were partially offset by higher interest expense at the holding company, primarily resulting from the Piedmont Natural Gas acquisition financing (‑$0.04 per share).
Duke Energy's consolidated reported effective tax rate for the third quarter of 2017 was 27.6 percent, compared to 34.0 percent in the third quarter of 2016. The consolidated adjusted effective tax rate for third quarter 2017 was 28.9 percent, compared to 33.5 percent in 2016. Adjusted effective tax rate is a non-GAAP financial measure. The tables on page 13 present a reconciliation of the GAAP reported effective tax rate to the adjusted effective tax rate.

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Discontinued Operations
Duke Energy's third quarter 2016 Income from Discontinued Operations included the operating results of the International Disposal Group of $55 million which were included in adjusted earnings, as well as a tax benefit related to previously sold businesses not related to the International Disposal Group.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled from 10 to 11 a.m. ET today to discuss the third quarter 2017 financial results and other business and financial updates.
The conference call will be hosted by Lynn Good, chairman, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.
The call can be accessed via the investors' section (http://www.Duke-Energy.com/investors/) of Duke Energy’s website or by dialing 888-339-3513 in the United States or 719-457-2683 outside the United States. The confirmation code is 8614622. Please call in 10 to 15 minutes prior to the scheduled start time.
A replay of the conference call will be available until 1 p.m. ET, Nov. 13, 2017, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 8614622. An audio replay and transcript will also be available by accessing the investors' section of the company’s website.
Special Items and Non-GAAP Reconciliation
The following table presents a reconciliation of GAAP reported to adjusted diluted EPS for third quarter 2017 and 2016 financial results:

(In millions, except per-share amounts)	After-Tax Amount	3Q 2017 EPS	3Q 2016 EPS
Diluted EPS, as reported		$1.36	$1.70
Adjustments to reported EPS:
Third Quarter 2017
Costs to achieve Piedmont merger	$14	0.03
Florida settlement	84	0.12
Commercial renewables impairments	56	0.08
Discontinued operations	2	—
Third Quarter 2016
Costs to achieve mergers	52		0.07
Cost savings initiatives	12		0.02
Commercial renewables impairment	45		0.07
Discontinued operations (a)	(122)		(0.18)
Total adjustments		$0.23	$(0.02)
Diluted EPS, adjusted		$1.59	$1.68

(a)	Represents a tax benefit related to previously sold businesses not related to the International Disposal Group.

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Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings and adjusted diluted EPS.
Adjusted earnings and adjusted diluted EPS represent income from continuing operations attributable to Duke Energy, adjusted for the dollar and per share impact of special items. As discussed below, special items represent certain charges and credits which management believes are not indicative of Duke Energy's ongoing performance. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them with an additional relevant comparison of Duke Energy’s performance across periods. Management uses these non-GAAP financial measures for planning and forecasting and for reporting financial results to the Duke Energy Board of Directors, employees, stockholders, analysts and investors. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measures for adjusted earnings and adjusted diluted EPS are Net Income Attributable to Duke Energy Corporation (GAAP Reported Earnings) and Diluted EPS Attributable to Duke Energy Corporation common stockholders (GAAP Reported EPS), respectively.
Special items included in the periods presented include the following items which management believes do not reflect ongoing costs:

•	Costs to Achieve Mergers represent charges that result from strategic acquisitions.

•
Cost Savings Initiatives represent severance charges related to company-wide initiatives, excluding merger integration, to standardize processes and systems, leverage technology and workforce optimization.

•	Commercial Renewables Impairments represents other-than-temporary and asset impairments.

•	Florida Settlement represents an impairment charge related to the Levy nuclear project based on a settlement agreement approved by regulators.
Adjusted earnings also include operating results of the International Disposal Group, which have been classified as discontinued operations. Management believes inclusion of the operating results of the Disposal Group within adjusted earnings and adjusted diluted EPS results in a better reflection of Duke Energy's financial performance during the period.
Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods (such as legal settlements, the impact of regulatory orders, or asset impairments).
Management evaluates segment performance based on segment income and other net expense. Segment income is defined as income from continuing operations attributable to Duke Energy. Segment income includes intercompany revenues and expenses that are eliminated in the Consolidated Financial Statements. Management also uses adjusted

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segment income as a measure of historical and anticipated future segment performance. Adjusted segment income is a non-GAAP financial measure, as it is based upon segment income adjusted for special items, which are discussed above. Management believes the presentation of adjusted segment income provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income or adjusted other net expense is segment income and other net expense.
Due to the forward-looking nature of any forecasted adjusted segment income or adjusted other net expense and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted diluted EPS, and adjusted segment income may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.
Headquartered in Charlotte, N.C., Duke Energy is one of the largest energy holding companies in the United States. Its Electric Utilities and Infrastructure business unit serves approximately 7.5 million customers located in six states in the Southeast and Midwest. The company’s Gas Utilities and Infrastructure business unit distributes natural gas to approximately 1.6 million customers in the Carolinas, Ohio, Kentucky and Tennessee. Its Commercial Renewables business unit operates a growing renewable energy portfolio across the United States.
Duke Energy is a Fortune 125 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available at duke-energy.com.
The Duke Energy News Center serves as a multimedia resource for journalists and features news releases, helpful links, photos and videos. Hosted by Duke Energy, illumination is an online destination for stories about people, innovations, and community and environmental topics. It also offers glimpses into the past and insights into the future of energy.
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Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "guidance," "outlook" or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to: state, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment

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recovery or have an impact on rate structures or market prices; the extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate; the ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process; the costs of decommissioning Crystal River Unit 3 and other nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in service territories or customer bases resulting from sustained downturns of the economy and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, such as self-generation and distributed generation technologies; federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures and distributed generation technologies, such as private solar and battery storage, in Duke Energy's service territories could result in customers leaving the electric distribution system, excess generation resources as well as stranded costs; advancements in technology; additional competition in electric and natural gas markets and continued industry consolidation; the influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change; the ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the U.S. electric grid or generating resources; the ability to complete necessary or desirable pipeline expansion or infrastructure projects in our natural gas business; operational interruptions to our gas distribution and transmission activities; the availability of adequate interstate pipeline transportation capacity and natural gas supply; the impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches, and other catastrophic events such as fires, explosions, pandemic health events or other similar occurrences; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third party service providers; the timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets; the results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations and general economic conditions; the credit ratings may be different from what the company and its subsidiaries expect; declines in the market prices of equity and fixed income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans, and nuclear decommissioning trust funds; construction and development risks associated with the completion of Duke Energy and its subsidiaries’ capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and

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environmental performance standards, as well as the ability to recover costs from customers in a timely manner or at all; changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants; the ability to control operation and maintenance costs; the level of creditworthiness of counterparties to transactions; employee workforce factors, including the potential inability to attract and retain key personnel; the ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent); the performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; substantial revision to the U.S. tax code, such as changes to the corporate tax rate or a material change in the deductibility of interest; the impact of potential goodwill impairments; the ability to successfully complete future merger, acquisition or divestiture plans; the ability to successfully integrate the natural gas businesses following the acquisition of Piedmont Natural Gas Company, Inc. and realize anticipated benefits; and the ability to implement our business strategy.
Additional risks and uncertainties are identified and discussed in Duke Energy’s and its subsidiaries’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made; Duke Energy expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended September 30, 2017
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve Piedmont Merger		Florida Settlement		Commercial Renewables Impairments		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$1,020	$—		$84	B	$—		$—		$84	$1,104
Gas Utilities and Infrastructure	19	—		—		—		—		—	19
Commercial Renewables	(49)	—		—		56	C	—		56	7
Total Reportable Segment Income	990	—		84		56		—		140	1,130
Other	(34)	14	A	—		—		—		14	(20)
Discontinued Operations	(2)	—		—		—		2	D	2	—
Net Income Attributable to Duke Energy Corporation	$954	$14		$84		$56		$2		$156	$1,110
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.36	$0.03		$0.12		$0.08		$—		$0.23	$1.59

A - Net of $9 million tax benefit. $23 million recorded within Operating Expenses on the Condensed Consolidated Statements of Operations.
B - Net of $51 million tax benefit. $135 million recorded within Impairment charges on the Condensed Consolidated Statements of Operations.
C - Net of $28 million tax benefit. $74 million recorded within Impairment charges and $10 million recorded within Other Income and Expenses on the Condensed Consolidated Statements of Operations.
D - Recorded in (Loss) Income from Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares, Diluted (reported and adjusted) - 700 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Nine Months Ended September 30, 2017
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve Piedmont Merger		Florida Settlement		Commercial Renewables Impairments		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$2,384	$—		$84	B	$—		$—		$84	$2,468
Gas Utilities and Infrastructure	179	—		—		—		—		—	179
Commercial Renewables	2	—		—		56	C	—		56	58
Total Reportable Segment Income	2,565	—		84		56		—		140	2,705
Other	(205)	43	A	—		—		—		43	(162)
Discontinued Operations	(4)	—		—		—		4	D	4	—
Net Income Attributable to Duke Energy Corporation	$2,356	$43		$84		$56		$4		$187	$2,543
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$3.36	$0.06		$0.12		$0.08		$0.01		$0.27	$3.63

A - Net of $26 million tax benefit. $68 million recorded within Operating Expenses and $1 million recorded within Interest Expense on the Condensed Consolidated Statements of Operations.
B - Net of $51 million tax benefit. $135 million recorded within Impairment charges on the Condensed Consolidated Statements of Operations.
C - Net of $28 million tax benefit. $74 million recorded within Impairment charges and $10 million recorded within Other Income and Expenses on the Condensed Consolidated Statements of Operations.
D - Recorded in (Loss) Income from Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares, Diluted (reported and adjusted) - 700 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended September 30, 2016
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve Mergers		Cost Savings Initiatives		Commercial Renewables Impairment		International Energy Operations		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$1,189	$—		$—		$—		$—		$—		$—	$1,189
Gas Utilities and Infrastructure	15	—		—		—		—		—		—	15
Commercial Renewables	(24)	—		—		45	C	—		—		45	21
Total Reportable Segment Income	1,180	—		—		45		—		—		45	1,225
International Energy	—	—		—		—		55	D	—		55	55
Other	(181)	52	A	12	B	—		—		—		64	(117)
Discontinued Operations	177	—		—		—		(55)	D	(122)	E	(177)	—
Net Income Attributable to Duke Energy Corporation	$1,176	$52		$12		$45		$—		$(122)		$(13)	$1,163
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.70	$0.07		$0.02		$0.07		$—		$(0.18)		$(0.02)	$1.68

A - Net of $32 million tax benefit. Includes $33 million recorded within Operating Expenses and $51 million recorded within Interest Expense on the Condensed Consolidated Statements of Operations.
B - Net of $7 million tax benefit. Consists of severance costs recorded within Operation, maintenance and other on the Condensed Consolidated Statements of Operations.
C - Net of $26 million tax benefit. Other-than-temporary impairment included within Equity in earnings (losses) of unconsolidated affiliates on the Condensed Consolidated Statements of Operations.
D - Net of $5 million tax expense. Operating results of the International Disposal Group recorded within (Loss) Income From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
E - Tax benefit related to previously sold businesses not related to the International Disposal Group recorded within (Loss) Income From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares Outstanding, Diluted (reported and adjusted) - 691 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Nine Months Ended September 30, 2016
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve Mergers		Cost Savings Initiatives		Commercial Renewables Impairment		International Energy Operations		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$2,557	$—		$—		$—		$—		$—		$—	$2,557
Gas Utilities and Infrastructure	63	—		—		—		—		—		—	63
Commercial Renewables	13	—		—		45	C	—		—		45	58
Total Reportable Segment Income	2,633	—		—		45		—		—		45	2,678
International Energy Operations	—	—		—		—		203	D	—		203	203
Other	(436)	195	A	39	B	—		—		—		234	(202)
Discontinued Operations	182	—		—		—		(203)	D	21	E	(182)	—
Net Income Attributable to Duke Energy Corporation	$2,379	$195		$39		$45		$—		$21		$300	$2,679
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$3.44	$0.28		$0.06		$0.07		$—		$0.03		$0.44	$3.88

A - Net of $120 million tax benefit. Includes $1 million recorded within Operating Revenues, $80 million recorded within Operating Expenses and $234 million recorded within Interest Expense on the Condensed Consolidated Statements of Operations. The interest expense primarily relates to losses on forward-starting interest rate swaps associated with the Piedmont acquisition financing.
B - Net of $24 million tax benefit. Primarily consists of severance costs recorded within Operation, maintenance and other on the Condensed Consolidated Statements of Operations.
C - Net of $26 million tax benefit. Other-than-temporary impairment included within Equity in earnings (losses) of unconsolidated affiliates on the Condensed Consolidated Statements of Operations.
D - Net of $1 million tax expense. Operating results of the International Disposal Group, which exclude the impairment described below, recorded within (Loss) Income From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
E - Recorded within (Loss) Income From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations. Includes an impairment charge related to certain assets in Central America, partially offset by a tax benefit related to previously sold businesses not related to the International Disposal Group.

Weighted Average Shares Outstanding, Diluted (reported and adjusted) - 690 million

DUKE ENERGY CORPORATION
ADJUSTED EFFECTIVE TAX RECONCILIATION
September 2017
(Dollars in Millions)

	Three Months Ended September 30, 2017			Nine Months Ended September 30, 2017
	Balance	Effective Tax Rate		Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,321			$3,400
Costs to Achieve Piedmont Merger	23			69
Florida Settlement	135			135
Commercial Renewables Impairments	84			84
Noncontrolling Interests	(1)			(5)
Adjusted Pretax Income	$1,562			$3,683

Reported Income Tax Expense From Continuing Operations	$364	27.6%		$1,035	30.4%
Costs to Achieve Piedmont Merger	9			26
Florida Settlement	51			51
Commercial Renewables Impairments	28			28
Adjusted Tax Expense	$452	28.9%	*	$1,140	31.0%	*

	Three Months Ended September 30, 2016			Nine Months Ended September 30, 2016
	Balance	Effective Tax Rate		Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,516			$3,222
Costs to Achieve Mergers	84			315
Cost Savings Initiatives	19			63
Commercial Renewables Impairment	71			71
International Energy Operations	60			204
Noncontrolling Interests	(2)			(5)
Adjusted Pretax Income	$1,748			$3,870

Reported Income Tax Expense From Continuing Operations	$515	34.0%		$1,020	31.7%
Costs to Achieve Mergers	32			120
Cost Savings Initiatives	7			24
Commercial Renewables Impairment	26			26
International Energy Operations	5			1
Adjusted Tax Expense	$585	33.5%	*	$1,191	30.8%	*

*Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using pretax earnings and income tax expense, both adjusted for the impact of special items. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items.

September 2017
QUARTERLY HIGHLIGHTS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except per-share amounts and where noted)	2017	2016	2017	2016
Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common stockholders
Basic	$1.36	$1.44	$3.37	$3.19
Diluted	$1.36	$1.44	$3.37	$3.18
Income (Loss) from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic	$—	$0.26	$(0.01)	$0.26
Diluted	$—	$0.26	$(0.01)	$0.26
Net income attributable to Duke Energy Corporation common stockholders
Basic	$1.36	$1.70	$3.36	$3.45
Diluted	$1.36	$1.70	$3.36	$3.44
Weighted average shares outstanding
Basic	700	689	700	689
Diluted	700	691	700	690
INCOME (LOSS) BY BUSINESS SEGMENT
Electric Utilities and Infrastructure(a)	$1,020	$1,189	$2,384	$2,557
Gas Utilities and Infrastructure(b)	19	15	179	63
Commercial Renewables(c)	(49)	(24)	2	13
Total Reportable Segment Income	990	1,180	2,565	2,633
Other(d)(e)(f)	(34)	(181)	(205)	(436)
(Loss) Income from Discontinued Operations(g)(h)	(2)	177	(4)	182
Net Income Attributable to Duke Energy Corporation	$954	$1,176	$2,356	$2,379
CAPITALIZATION
Total Common Equity (%)			44%	45%
Total Debt (%)			56%	55%

Total Debt			$53,313	$49,392
Book Value Per Share			$59.49	$58.85
Actual Shares Outstanding			700	689
CAPITAL AND INVESTMENT EXPENDITURES
Electric Utilities and Infrastructure	$1,681	$1,637	$5,126	$4,595
Gas Utilities and Infrastructure	271	109	877	277
Commercial Renewables	7	120	76	429
Other(i)	35	55	132	149
Total Capital and Investment Expenditures	$1,994	$1,921	$6,211	$5,450

Note: Prior period amounts have been recast to conform to the current segment structure.

(a) Includes an impairment charge related to the Florida settlement agreement of $84 million (net of tax of $51 million) to write off Levy nuclear plant charges for the three and nine months ended September 30, 2017.

(b) Includes $(5) million and $95 million of Piedmont's earnings for the three and nine months ended September 30, 2017, respectively.
(c) Includes an impairment charge of $56 million (net of tax of $28 million) for the three and nine months ended September 30, 2017.
(d) Includes costs to achieve the Piedmont merger of $14 million (net of tax of $9 million) for the three months ended September 30, 2017, and $43 million (net of tax of $26 million) for the nine months ended September 30, 2017.

(e) Includes costs to achieve mergers of $52 million (net of tax of $32 million) for the three months ended September 30, 2016, and $195 million (net of tax of $120 million) for the nine months ended September 30, 2016.

(f) Includes a charge of $12 million (net of tax of $7 million) for the three months ended September 30, 2016, and $39 million (net of tax of $24 million) for the nine months ended September 30, 2016, primarily consisting of severance expense related to cost savings initiatives.

(g) Includes an impairment charge related to certain assets in Central America, partially offset by the operating results of the International Disposal Group for the nine months ended September 30, 2016.

(h) Includes a tax benefit related to previously sold businesses not related to the International Disposal Group for the three and nine months ended September 30, 2016.
(i) Includes capital expenditures of the International Disposal Group prior to the sale for the three and nine months ended September 30, 2016.

September 2017
QUARTERLY HIGHLIGHTS
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2017	2016	2017	2016
ELECTRIC UTILITIES AND INFRASTRUCTURE
Operating Revenues	$6,129	$6,340	$16,234	$16,430
Operating Expenses
Fuel used in electric generation and purchased power	1,872	2,016	4,875	5,102
Operation, maintenance and other	1,297	1,291	3,833	3,819
Depreciation and amortization	777	729	2,228	2,139
Property and other taxes	277	274	808	799
Impairment charges	132	9	134	12
Total operating expenses	4,355	4,319	11,878	11,871
Gains on Sales of Other Assets and Other, net	—	1	4	3
Operating Income	1,774	2,022	4,360	4,562
Other Income and Expenses	67	75	222	215
Interest Expense	305	287	925	829
Income Before Income Taxes	1,536	1,810	3,657	3,948
Income Tax Expense	516	621	1,273	1,391
Segment Income	$1,020	$1,189	$2,384	$2,557
GAS UTILITIES AND INFRASTRUCTURE
Operating Revenues	$272	$89	$1,243	$358
Operating Expenses
Cost of natural gas	68	6	402	64
Operation, maintenance and other	93	30	291	90
Depreciation and amortization	57	19	171	59
Property and other taxes	25	12	81	44
Total operating expenses	243	67	945	257
Operating Income	29	22	298	101
Other Income and Expenses	22	7	60	13
Interest Expense	26	6	78	19
Income Before Income Taxes	25	23	280	95
Income Tax Expense	6	8	101	32
Segment Income	$19	$15	$179	$63
COMMERCIAL RENEWABLES
Operating Revenues	$95	$139	$333	$365
Operating Expenses
Operation, maintenance and other	56	98	191	253
Depreciation and amortization	39	34	116	96
Property and other taxes	9	8	26	20
Impairment charges	76	—	76	—
Total operating expenses	180	140	409	369
Gains on Sales of Other Assets and Other, net	1	2	5	4
Operating (Loss) Income	(84)	1	(71)	—
Other Income and Expenses	(10)	(76)	(12)	(78)
Interest Expense	22	15	64	38
Loss Before Income Taxes	(116)	(90)	(147)	(116)
Income Tax Benefit	(65)	(65)	(146)	(127)
Less: Loss Attributable to Noncontrolling Interests	(2)	(1)	(3)	(2)
Segment (Loss) Income	$(49)	$(24)	$2	$13
OTHER
Operating Revenues	$35	$32	$103	$91
Operating Expenses
Fuel used in electric generation and purchased power	13	14	42	37
Operation, maintenance and other	21	70	47	145
Depreciation and amortization	27	37	79	108
Property and other taxes	3	8	10	25
Impairment charges	—	—	7	2
Total operating expenses	64	129	185	317
Gains on Sales of Other Assets and Other, net	4	3	15	14
Operating Loss	(25)	(94)	(67)	(212)
Other Income and Expenses	51	24	100	60
Interest Expense	150	157	423	553
Loss Before Income Taxes	(124)	(227)	(390)	(705)
Income Tax Benefit	(93)	(49)	(193)	(276)
Less: Income Attributable to Noncontrolling Interests	3	3	8	7
Other Net Expense	$(34)	$(181)	$(205)	$(436)

Note: Prior period amounts have been recast to conform to the current segment structure.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Operating Revenues
Regulated electric	$6,091	$6,303	$16,122	$16,321
Regulated natural gas	247	89	1,168	355
Nonregulated electric and other	144	184	476	490
Total operating revenues	6,482	6,576	17,766	17,166
Operating Expenses
Fuel used in electric generation and purchased power	1,863	2,031	4,853	5,140
Cost of natural gas	68	6	402	64
Operation, maintenance and other	1,442	1,460	4,282	4,227
Depreciation and amortization	900	819	2,594	2,402
Property and other taxes	313	302	924	887
Impairment charges	207	10	216	14
Total operating expenses	4,793	4,628	13,271	12,734
Gains on Sales of Other Assets and Other, net	6	6	24	21
Operating Income	1,695	1,954	4,519	4,453
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	36	(60)	101	(37)
Other income and expenses, net	88	86	255	237
Total other income and expenses	124	26	356	200
Interest Expense	498	464	1,475	1,431
Income From Continuing Operations Before Income Taxes	1,321	1,516	3,400	3,222
Income Tax Expense from Continuing Operations	364	515	1,035	1,020
Income From Continuing Operations	957	1,001	2,365	2,202
(Loss) Income From Discontinued Operations, net of tax	(2)	180	(4)	190
Net Income	955	1,181	2,361	2,392
Less: Net Income Attributable to Noncontrolling Interests	1	5	5	13
Net Income Attributable to Duke Energy Corporation	$954	$1,176	$2,356	$2,379

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common stockholders
Basic	$1.36	$1.44	$3.37	$3.19
Diluted	$1.36	$1.44	$3.37	$3.18
Income (Loss) from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic	$—	$0.26	$(0.01)	$0.26
Diluted	$—	$0.26	$(0.01)	$0.26
Net income attributable to Duke Energy Corporation common stockholders
Basic	$1.36	$1.70	$3.36	$3.45
Diluted	$1.36	$1.70	$3.36	$3.44
Weighted average shares outstanding
Basic	700	689	700	689
Diluted	700	691	700	690

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	September 30, 2017	December 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$282	$392
Receivables (net of allowance for doubtful accounts of $13 at 2017 and $14 at 2016)	528	751
Receivables of VIEs (net of allowance for doubtful accounts of $54 at 2017 and 2016)	2,089	1,893
Inventory	3,265	3,522
Regulatory assets (includes $51 at 2017 and $50 at 2016 related to VIEs)	1,109	1,023
Other	433	458
Total current assets	7,706	8,039
Property, Plant and Equipment
Cost	125,582	121,397
Accumulated depreciation and amortization	(41,161)	(39,406)
Generation facilities to be retired, net	441	529
Net property, plant and equipment	84,862	82,520
Other Noncurrent Assets
Goodwill	19,418	19,425
Regulatory assets (includes $1,101 at 2017 and $1,142 at 2016 related to VIEs)	13,367	12,878
Nuclear decommissioning trust funds	6,814	6,205
Investments in equity method unconsolidated affiliates	1,366	925
Other	2,792	2,769
Total other noncurrent assets	43,757	42,202
Total Assets	$136,325	$132,761
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$2,645	$2,994
Notes payable and commercial paper	1,899	2,487
Taxes accrued	627	384
Interest accrued	538	503
Current maturities of long-term debt (includes $215 at 2017 and $260 at 2016 related to VIEs)	2,485	2,319
Asset retirement obligations	619	411
Regulatory liabilities	273	409
Other	1,734	2,044
Total current liabilities	10,820	11,551
Long-Term Debt (includes $4,219 at 2017 and $3,587 at 2016 related to VIEs)	48,929	45,576
Other Noncurrent Liabilities
Deferred income taxes	15,058	14,155
Asset retirement obligations	9,586	10,200
Regulatory liabilities	7,027	6,881
Accrued pension and other post-retirement benefit costs	1,105	1,111
Investment tax credits	534	493
Other	1,624	1,753
Total other noncurrent liabilities	34,934	34,593
Commitments and Contingencies
Equity
Common stock, $0.001 par value, 2 billion shares authorized; 700 million shares outstanding at 2017 and 2016	1	1
Additional paid-in capital	38,774	38,741
Retained earnings	2,936	2,384
Accumulated other comprehensive loss	(80)	(93)
Total Duke Energy Corporation stockholders' equity	41,631	41,033
Noncontrolling interests	11	8
Total equity	41,642	41,041
Total Liabilities and Equity	$136,325	$132,761

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Nine Months Ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$2,361	$2,392
Adjustments to reconcile net income to net cash provided by operating activities	2,650	3,219
Net cash provided by operating activities	5,011	5,611

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(6,360)	(5,555)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	1,239	5,266

Changes in cash and cash equivalents associated with assets held for sale	—	11

Net (decrease) increase in cash and cash equivalents	(110)	5,333
Cash and cash equivalents at the beginning of period	392	383
Cash and cash equivalents at end of period	$282	$5,716

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
September 2017 QTD vs. Prior Year

($ per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	International Energy	Other	Discontinued Operations	Consolidated
2016 QTD Reported Earnings Per Share, Diluted	$1.72	$0.02	$(0.04)	$—	$(0.26)	$0.26	$1.70
Costs to Achieve Mergers	—	—	—	—	0.07	—	0.07
Cost Savings Initiatives	—	—	—	—	0.02	—	0.02
Commercial Renewables Impairment	—	—	0.07	—	—	—	0.07
International Energy Operations	—	—	—	0.08	—	(0.08)	—
Discontinued Operations (a)	—	—	—	—	—	(0.18)	(0.18)
2016 QTD Adjusted Earnings Per Share, Diluted	$1.72	$0.02	$0.03	$0.08	$(0.17)	$—	$1.68
Change in share count (b)	(0.02)	—	—	—	—	—	(0.02)
Weather-related (c)	(0.14)	—	—	—	—	—	(0.14)
Volume	0.01	—	—	—	—	—	0.01
Pricing and Riders	0.04	—	—	—	—	—	0.04
Wholesale	(0.01)	—	—	—	—	—	(0.01)
Operations and maintenance, net of recoverables	0.01	—	—	—	—	—	0.01
Piedmont Natural Gas contribution	—	(0.01)	—	—	—	—	(0.01)
Midstream Gas Pipelines	—	0.02	—	—	—	—	0.02
Duke Energy Renewables (d)	—	—	(0.02)	—	—	—	(0.02)
National Methanol Company (NMC)	—	—	—	—	0.01	—	0.01
Interest Expense	(0.01)	—	—	—	(0.04)	—	(0.05)
Other (e)(f)	(0.02)	—	—	—	0.06	—	0.04
Change in effective income tax rate (g)(h)	—	—	—	(0.01)	0.11	—	0.10
Latin America, including foreign exchange rates	—	—	—	(0.07)	—	—	(0.07)
2017 QTD Adjusted Earnings Per Share, Diluted	$1.58	$0.03	$0.01	$—	$(0.03)	$—	$1.59
Costs to Achieve Piedmont Merger	—	—	—	—	(0.03)	—	(0.03)
Florida Settlement	(0.12)	—	—	—	—	—	(0.12)
Commercial Renewables Impairments	—	—	(0.08)	—	—	—	(0.08)
2017 QTD Reported Earnings Per Share, Diluted	$1.46	$0.03	$(0.07)	$—	$(0.06)	$—	$1.36

Note 1: Prior period amounts have been recast to conform to the current segment structure. Results of NMC are included within Other.
Note 2: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers except Duke Energy Renewables, which uses an effective rate.

(a) Represents a tax benefit related to previously sold businesses not related to the International Disposal Group.
(b) Due to the Q4 2016 share issuance used to partially fund the Piedmont acquisition. Weighted average diluted shares outstanding increased from 691 million shares to 700 million shares.
(c) Weather-related amounts include estimated volume impacts of Hurricane Irma (approximately -$0.02).
(d) Primarily due to lower solar ITCs (-$0.01) and higher interest expense (-$0.01).
(e) Electric Utilities and Infrastructure is primarily due to higher depreciation and amortization.
(f) Other includes a benefit related to a litigation settlement (+$0.02), lower Foundation contributions (+$0.02) and lower claims at the captive insurer (+$0.01).
(g) Other is primarily due to prior year unfavorable tax adjustments offset in Electric Utilities (+$0.03), a prior year unfavorable tax resolution (+$0.04) and current year tax planning (+$0.03).
(h) Electric includes prior year favorable tax adjustments offset in Other (-$0.03) offset by research credits in the current year (+$0.03).

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
September 2017 YTD vs. Prior Year

	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	International Energy	Other	Discontinued Operations	Consolidated
($ per share)
2016 YTD Reported Earnings Per Share, Diluted	$3.71	$0.09	$0.01	$—	$(0.63)	$0.26	$3.44
Costs to Achieve Mergers	—	—	—	—	0.28	—	0.28
Cost Savings Initiatives	—	—	—	—	0.06	—	0.06
Commercial Renewables Impairment	—	—	0.07	—	—	—	0.07
International Energy Operations	—	—	—	0.29	—	(0.29)	—
Discontinued Operations	—	—	—	—	—	0.03	0.03
2016 YTD Adjusted Earnings Per Share, Diluted	$3.71	$0.09	$0.08	$0.29	$(0.29)	$—	$3.88
Change in share count (a)	(0.05)	—	—	—	—	—	(0.05)
Weather-related (b)	(0.34)	—	—	—	—	—	(0.34)
Volume	0.05	—	—	—	—	—	0.05
Pricing and Riders	0.13	—	—	—	—	—	0.13
Operations and maintenance, net of recoverables (c)	0.09	—	—	—	—	—	0.09
Piedmont Natural Gas contribution	—	0.14	—	—	—	—	0.14
Midstream Gas Pipelines	—	0.03	—	—	—	—	0.03
Duke Energy Renewables	—	—	—	—	—	—	—
National Methanol Company (NMC)	—	—	—	—	0.02	—	0.02
Interest Expense	(0.07)	—	—	—	(0.09)	—	(0.16)
Other (d)(e)	0.02	—	—	—	0.08	—	0.10
Change in effective income tax rate (f)	(0.01)	—	—	(0.09)	0.04	—	(0.06)
Latin America, including foreign exchange rates	—	—	—	(0.20)	—	—	(0.20)
2017 YTD Adjusted Earnings Per Share, Diluted	$3.53	$0.26	$0.08	$—	$(0.24)	$—	$3.63
Cost to Achieve Piedmont Merger	—	—	—	—	(0.06)	—	(0.06)
Florida Settlement	(0.12)	—	—	—	—	—	(0.12)
Commercial Renewables Impairments	—	—	(0.08)	—	—	—	(0.08)
Discontinued Operations	—	—	—	—	—	(0.01)	(0.01)
2017 YTD Reported Earnings Per Share, Diluted	$3.41	$0.26	$—	$—	$(0.30)	$(0.01)	$3.36

Note 1: Prior period amounts have been recast to conform to the current segment structure. Results of NMC are included within Other.
Note 2: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers except Duke Energy Renewables, which uses an effective rate.

(a) Due to the Q4 2016 share issuance used to partially fund the Piedmont acquisition. Weighted average diluted shares outstanding increased from 690 million shares to 700 million shares.
(b) Weather-related amounts include estimated volume impacts of Hurricane Irma (approximately -$0.02).
(c) Primarily due to ongoing cost control and lower storm restoration costs.
(d) Electric Utilities and Infrastructure is primarily due to higher AFUDC equity (+$0.05), partially offset by higher depreciation and amortization (-$0.04).
(e) Other includes lower contributions to the Duke Energy Foundation (+$0.03), a benefit related to a litigation settlement (+$0.02), and higher returns on investments (+$0.01).
(f) Other is primarily due to tax planning (+$0.03).

Electric Utilities and Infrastructure
Quarterly Highlights
September 2017

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	23,851	26,103	(8.6%)	0.6%	61,977	65,450	(5.3%)	0.7%
General Service	21,719	22,768	(4.6%)	(1.2%)	58,042	59,291	(2.1%)	(0.2%)
Industrial	13,625	13,854	(1.7%)	(0.2%)	39,026	39,147	(0.3%)	0.4%
Other Energy Sales	141	144	(2.1%)		426	435	(2.1%)
Unbilled Sales	(531)	(703)	24.5%	n/a	(69)	1,078	(106.4%)	n/a
Total Retail Sales	58,805	62,166	(5.4%)	(0.2)%	159,402	165,401	(3.6%)	0.3%
Wholesale and Other	11,756	12,102	(2.9%)		31,567	33,783	(6.6%)
Total Consolidated Electric Sales - Electric Utilities and Infrastructure	70,561	74,268	(5.0%)		190,969	199,184	(4.1%)

Average Number of Customers (Electric)
Residential	6,543,072	6,455,615	1.4%		6,525,912	6,439,699	1.3%
General Service	975,354	964,893	1.1%		972,124	961,246	1.1%
Industrial	17,724	17,807	(0.5%)		17,734	17,868	(0.7%)
Other Energy Sales	23,362	23,138	1.0%		23,285	23,117	0.7%
Total Retail Customers	7,559,512	7,461,453	1.3%		7,539,055	7,441,930	1.3%
Wholesale and Other	57	61	(6.6%)		56	61	(8.2%)
Total Average Number of Customers - Electric Utilities and Infrastructure	7,559,569	7,461,514	1.3%		7,539,111	7,441,991	1.3%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	21,936	24,665	(11.1%)		57,132	58,367	(2.1%)
Nuclear	19,328	19,177	0.8%		55,227	55,785	(1.0%)
Hydro	185	131	41.2%		1,014	1,502	(32.5%)
Oil and Natural Gas	17,711	17,594	0.7%		46,306	48,461	(4.4%)
Renewable Energy	126	60	110.0%		329	158	108.2%
Total Generation (4)	59,286	61,627	(3.8%)		160,008	164,273	(2.6%)
Purchased Power and Net Interchange (5)	15,020	17,105	(12.2%)		40,734	45,757	(11.0%)
Total Sources of Energy	74,306	78,732	(5.6%)		200,742	210,030	(4.4%)
Less: Line Loss and Other	3,745	4,464	(16.1%)		9,773	10,846	(9.9%)
Total GWh Sources	70,561	74,268	(5.0%)		190,969	199,184	(4.1%)

Owned MW Capacity (3)
Summer					49,423	49,839
Winter					53,119	53,028
Nuclear Capacity Factor (%) (6)					95	96

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2017

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	7,867	8,804	(10.6%)		20,579	22,055	(6.7%)
General Service	8,110	8,507	(4.7%)		21,642	22,105	(2.1%)
Industrial	5,829	5,923	(1.6%)		16,463	16,546	(0.5%)
Other Energy Sales	75	76	(1.3%)		226	228	(0.9%)
Unbilled Sales	(337)	(446)	24.4%		(369)	244	(251.2%)
Total Retail Sales	21,544	22,864	(5.8%)	0.2%	58,541	61,178	(4.3%)	0.3%
Wholesale and Other	2,591	2,644	(2.0%)		7,618	6,712	13.5%
Total Consolidated Electric Sales - Duke Energy Carolinas	24,135	25,508	(5.4%)		66,159	67,890	(2.5%)

Average Number of Customers
Residential	2,185,984	2,151,654	1.6%		2,177,335	2,144,598	1.5%
General Service	354,801	350,252	1.3%		353,281	348,819	1.3%
Industrial	6,237	6,276	(0.6%)		6,243	6,303	(1.0%)
Other Energy Sales	15,407	15,224	1.2%		15,356	15,170	1.2%
Total Retail Customers	2,562,429	2,523,406	1.5%		2,552,215	2,514,890	1.5%
Wholesale and Other	26	24	8.3%		25	24	4.2%
Total Average Number of Customers - Duke Energy Carolinas	2,562,455	2,523,430	1.5%		2,552,240	2,514,914	1.5%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	8,240	9,395	(12.3%)		20,732	20,056	3.4%
Nuclear	11,495	11,607	(1.0%)		33,558	33,409	0.4%
Hydro	38	(35)	208.6%		475	802	(40.8%)
Oil and Natural Gas	3,011	3,216	(6.4%)		8,071	8,893	(9.2%)
Renewable Energy	46	3	1,433.3%		96	10	860.0%
Total Generation (4)	22,830	24,186	(5.6%)		62,932	63,170	(0.4%)
Purchased Power and Net Interchange (5)	2,756	2,729	1.0%		7,055	8,796	(19.8%)
Total Sources of Energy	25,586	26,915	(4.9%)		69,987	71,966	(2.7%)
Less: Line Loss and Other	1,451	1,407	3.1%		3,828	4,076	(6.1%)
Total GWh Sources	24,135	25,508	(5.4%)		66,159	67,890	(2.5%)

Owned MW Capacity (3)
Summer					19,568	19,678
Winter					20,425	20,383
Nuclear Capacity Factor (%) (6)					96	96

Heating and Cooling Degree Days
Actual
Heating Degree Days	11	—	—%		1,433	1,861	(23.0%)
Cooling Degree Days	1,012	1,301	(22.2%)		1,546	1,890	(18.2%)

Variance from Normal
Heating Degree Days	(29.9%)	(100.0%)	n/a		(27.8%)	(7.1%)	n/a
Cooling Degree Days	2.9%	33.6%	n/a		4.3%	29.0%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2017

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	5,015	5,406	(7.2%)		13,353	14,003	(4.6%)
General Service	4,489	4,667	(3.8%)		11,761	12,007	(2.0%)
Industrial	2,741	2,806	(2.3%)		7,832	7,792	0.5%
Other Energy Sales	20	22	(9.1%)		61	68	(10.3%)
Unbilled Sales	(237)	(112)	(111.6%)		(289)	98	(394.9%)
Total Retail Sales	12,028	12,789	(6.0%)	(0.7%)	32,718	33,968	(3.7%)	0.3%
Wholesale and Other	6,799	7,244	(6.1%)		17,308	20,043	(13.6%)
Total Consolidated Electric Sales - Duke Energy Progress	18,827	20,033	(6.0%)		50,026	54,011	(7.4%)

Average Number of Customers
Residential	1,312,250	1,294,491	1.4%		1,307,350	1,289,892	1.4%
General Service	232,657	229,854	1.2%		231,592	228,698	1.3%
Industrial	4,123	4,131	(0.2%)		4,128	4,142	(0.3%)
Other Energy Sales	1,454	1,505	(3.4%)		1,457	1,549	(5.9%)
Total Retail Customers	1,550,484	1,529,981	1.3%		1,544,527	1,524,281	1.3%
Wholesale and Other	14	15	(6.7%)		14	15	(6.7%)
Total Average Number of Customers - Duke Energy Progress	1,550,498	1,529,996	1.3%		1,544,541	1,524,296	1.3%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	3,571	5,073	(29.6%)		6,808	9,508	(28.4%)
Nuclear	7,833	7,570	3.5%		21,669	22,376	(3.2%)
Hydro	77	71	8.5%		378	449	(15.8%)
Oil and Natural Gas	5,936	5,942	(0.1%)		16,648	18,037	(7.7%)
Renewable Energy	72	55	30.9%		206	146	41.1%
Total Generation (4)	17,489	18,711	(6.5%)		45,709	50,516	(9.5%)
Purchased Power and Net Interchange (5)	2,035	2,129	(4.4%)		6,021	5,391	11.7%
Total Sources of Energy	19,524	20,840	(6.3%)		51,730	55,907	(7.5%)
Less: Line Loss and Other	697	807	(13.6%)		1,704	1,896	(10.1%)
Total GWh Sources	18,827	20,033	(6.0%)		50,026	54,011	(7.4%)

Owned MW Capacity (3)
Summer					12,809	12,935
Winter					14,011	14,034
Nuclear Capacity Factor (%) (6)					93	96

Heating and Cooling Degree Days
Actual
Heating Degree Days	2	—	—%		1,288	1,693	(23.9%)
Cooling Degree Days	1,124	1,343	(16.3%)		1,781	1,955	(8.9%)

Variance from Normal
Heating Degree Days	(80.1%)	(100.0%)	n/a		(29.0%)	(7.4%)	n/a
Cooling Degree Days	6.7%	28.5%	n/a		11.5%	23.3%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2017

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	6,318	6,608	(4.4%)		15,086	15,653	(3.6%)
General Service	4,290	4,432	(3.2%)		11,347	11,493	(1.3%)
Industrial	806	817	(1.3%)		2,348	2,381	(1.4%)
Other Energy Sales	6	6	—%		18	18	—%
Unbilled Sales	(52)	(160)	67.5%		601	498	20.7%
Total Retail Sales	11,368	11,703	(2.9%)	1.6%	29,400	30,043	(2.1%)	1.8%
Wholesale and Other	764	737	3.7%		1,777	1,499	18.5%
Total Electric Sales - Duke Energy Florida	12,132	12,440	(2.5%)		31,177	31,542	(1.2%)

Average Number of Customers
Residential	1,574,801	1,550,574	1.6%		1,569,565	1,546,245	1.5%
General Service	198,983	196,142	1.4%		198,236	195,402	1.5%
Industrial	2,139	2,168	(1.3%)		2,147	2,184	(1.7%)
Other Energy Sales	1,514	1,529	(1.0%)		1,518	1,534	(1.0%)
Total Retail Customers	1,777,437	1,750,413	1.5%		1,771,466	1,745,365	1.5%
Wholesale and Other	11	14	(21.4%)		11	14	(21.4%)
Total Average Number of Customers - Duke Energy Florida	1,777,448	1,750,427	1.5%		1,771,477	1,745,379	1.5%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	2,513	2,823	(11.0%)		7,465	6,605	13.0%
Oil and Natural Gas	8,295	7,610	9.0%		20,307	19,371	4.8%
Renewable Energy	2	2	n/a		10	2	n/a
Total Generation (4)	10,810	10,435	3.6%		27,782	25,978	6.9%
Purchased Power and Net Interchange (5)	2,054	2,768	(25.8%)		5,103	7,407	(31.1%)
Total Sources of Energy	12,864	13,203	(2.6%)		32,885	33,385	(1.5%)
Less: Line Loss and Other	732	763	(4.1%)		1,708	1,843	(7.3%)
Total GWh Sources	12,132	12,440	(2.5%)		31,177	31,542	(1.2%)

Owned MW Capacity (3)
Summer					9,225	9,021
Winter					10,332	9,926

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	—	—%		177	401	(55.9%)
Cooling Degree Days	1,552	1,598	(2.9%)		2,904	2,909	(0.2%)

Variance from Normal
Heating Degree Days	—%	—%	n/a		(54.8%)	1.3%	n/a
Cooling Degree Days	4.8%	8.0%	n/a		7.7%	7.9%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2017

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	2,375	2,735	(13.2%)		6,405	6,802	(5.8%)
General Service	2,565	2,751	(6.8%)		7,089	7,326	(3.2%)
Industrial	1,517	1,577	(3.8%)		4,422	4,478	(1.3%)
Other Energy Sales	27	27	—%		82	82	—%
Unbilled Sales	37	16	131.3%		(32)	136	(123.5%)
Total Retail Sales	6,521	7,106	(8.2%)	(3.3%)	17,966	18,824	(4.6%)	(1.3%)
Wholesale and Other	151	108	39.8%		666	293	127.3%
Total Electric Sales - Duke Energy Ohio	6,672	7,214	(7.5%)		18,632	19,117	(2.5%)

Average Number of Customers
Residential	758,450	752,157	0.8%		758,793	752,530	0.8%
General Service	87,727	87,582	0.2%		87,884	87,522	0.4%
Industrial	2,498	2,506	(0.3%)		2,501	2,517	(0.6%)
Other Energy Sales	3,312	3,259	1.6%		3,297	3,253	1.4%
Total Retail Customers	851,987	845,504	0.8%		852,475	845,822	0.8%
Wholesale and Other	1	1	—%		1	1	—%
Total Average Number of Customers - Duke Energy Ohio	851,988	845,505	0.8%		852,476	845,823	0.8%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	1,003	1,186	(15.4%)		3,229	2,650	21.8%
Oil and Natural Gas	6	17	(64.7%)		13	28	(53.6%)
Total Generation (4)	1,009	1,203	(16.1%)		3,242	2,678	21.1%
Purchased Power and Net Interchange (5)	6,276	6,655	(5.7%)		17,188	18,141	(5.3%)
Total Sources of Energy	7,285	7,858	(7.3%)		20,430	20,819	(1.9%)
Less: Line Loss and Other	613	644	(4.8%)		1,798	1,702	5.6%
Total GWh Sources	6,672	7,214	(7.5%)		18,632	19,117	(2.5%)

Owned MW Capacity (3)
Summer					1,080	1,062
Winter					1,168	1,164

Heating and Cooling Degree Days
Actual
Heating Degree Days	46	24	91.7%		2,403	2,848	(15.6%)
Cooling Degree Days	700	973	(28.1%)		1,033	1,345	(23.2%)

Variance from Normal
Heating Degree Days	(19.4%)	(60.0%)	n/a		(22.1%)	(8.2%)	n/a
Cooling Degree Days	(6.6%)	29.9%	n/a		(4.4%)	24.9%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2017

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	2,276	2,550	(10.7%)		6,554	6,937	(5.5%)
General Service	2,265	2,411	(6.1%)		6,203	6,360	(2.5%)
Industrial	2,732	2,731	—%		7,961	7,950	0.1%
Other Energy Sales	13	13	—%		39	39	—%
Unbilled Sales	58	(1)	5,900.0%		20	102	(80.4%)
Total Retail Sales	7,344	7,704	(4.7%)	(0.7%)	20,777	21,388	(2.9%)	(0.3%)
Wholesale and Other	1,451	1,369	6.0%		4,198	5,236	(19.8%)
Total Electric Sales - Duke Energy Indiana	8,795	9,073	(3.1%)		24,975	26,624	(6.2%)

Average Number of Customers
Residential	711,587	706,739	0.7%		712,869	706,434	0.9%
General Service	101,186	101,063	0.1%		101,131	100,805	0.3%
Industrial	2,727	2,726	—%		2,715	2,722	(0.3%)
Other Energy Sales	1,675	1,621	3.3%		1,657	1,611	2.9%
Total Retail Customers	817,175	812,149	0.6%		818,372	811,572	0.8%
Wholesale and Other	5	7	(28.6%)		5	7	(28.6%)
Total Average Number of Customers - Duke Energy Indiana	817,180	812,156	0.6%		818,377	811,579	0.8%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	6,609	6,188	6.8%		18,898	19,548	(3.3%)
Hydro	70	95	(26.3%)		161	251	(35.9%)
Oil and Natural Gas	463	809	(42.8%)		1,267	2,132	(40.6%)
Renewable Energy	6	—	n/a		17	—	n/a
Total Generation (4)	7,148	7,092	0.8%		20,343	21,931	(7.2%)
Purchased Power and Net Interchange (5)	1,899	2,824	(32.8%)		5,367	6,022	(10.9%)
Total Sources of Energy	9,047	9,916	(8.8%)		25,710	27,953	(8.0%)
Less: Line Loss and Other	252	843	(70.1%)		735	1,329	(44.7%)
Total GWh Sources	8,795	9,073	(3.1%)		24,975	26,624	(6.2%)

Owned MW Capacity (3)
Summer					6,741	7,143
Winter					7,183	7,521

Heating and Cooling Degree Days
Actual
Heating Degree Days	39	21	85.7%		2,619	3,064	(14.5%)
Cooling Degree Days	733	932	(21.4%)		1,056	1,308	(19.3%)

Variance from Normal
Heating Degree Days	(41.4%)	(69.1%)	n/a		(21.2%)	(8.3%)	n/a
Cooling Degree Days	(1.0%)	26.5%	n/a		(1.6%)	22.5%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

Gas Utilities and Infrastructure
Quarterly Highlights
September 2017

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	% Inc.(Dec.)	2017	2016	% Inc.(Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms) (1) (2)	107,490,775	112,870,966	(4.8%)	334,781,316	374,214,204	(10.5%)
Duke Energy Midwest LDC throughput (Mcf)	9,904,644	9,568,340	3.5%	52,940,410	57,023,986	(7.2%)

Average Number of Customers - Piedmont Natural Gas (1)
Residential	943,122	926,460	1.8%	950,240	934,384	1.7%
Commercial	100,126	99,020	1.1%	100,961	99,984	1.0%
Industrial	2,282	2,287	(0.2%)	2,305	2,295	0.4%
Power Generation	27	25	8.0%	26	25	4.0%
Total Average Number of Gas Customers - Piedmont Natural Gas	1,045,557	1,027,792	1.7%	1,053,532	1,036,688	1.6%

Average Number of Customers - Duke Energy Midwest
Residential	477,620	473,823	0.8%	481,142	477,385	0.8%
Commercial	41,040	41,180	(0.3%)	43,066	43,100	(0.1%)
Industrial	1,505	1,524	(1.2%)	1,579	1,608	(1.8%)
Other	139	143	(2.8%)	140	144	(2.8%)
Total Average Number of Gas Customers - Duke Energy Midwest	520,304	516,670	0.7%	525,927	522,237	0.7%

(1) Sales and customer data for Piedmont Natural Gas include amounts prior to the acquisition on October 3, 2016, for comparative purposes. Duke Energy's consolidated financial results for 2016 do not include Piedmont's results of operations prior to the date of acquisition.

(2) Piedmont has a margin decoupling mechanism in North Carolina and weather normalization mechanisms in South Carolina and Tennessee that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact.

Commercial Renewables
Quarterly Highlights
September 2017

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	% Inc.(Dec.)	2017	2016	% Inc.(Dec.)
Renewable Plant Production, GWh	1,760	1,801	(2.3)%	6,276	5,619	11.7%
Net Proportional MW Capacity in Operation	n/a	n/a		2,908	2,725	6.7%